Exhibit 99.1

Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL ANNOUNCES 2 FOR 1 STOCK SPLIT

Lake Success, NY, November 25, 2014-The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, today announced that its stockholders had approved an increase in the number of authorized shares of the Company’s common stock from 100 million shares to 150 million shares. The Company’s Board of Directors had previously approved a 2 for 1 stock split in the form of a 100% dividend subject to approval by stockholders to increase the Company’s authorized shares. Stockholders of record at the close of business on December 12, 2014 will receive one additional share of Hain Celestial common stock for every one share of Hain Celestial common stock owned on that date. The additional shares are expected to be distributed on or about December 29, 2014.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Natumi®, GG UniqueFiber®, Tilda®, Akash Basmati®, Abu Shmagh®, JASON®, Avalon Organics®, Alba Botanica® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

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The Hain Celestial Group, Inc. 1111 Marcus Avenue Lake Success, NY 11042
516-587-5000 www.hain.com